UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2010 (August 17, 2010)

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on August 3, 2010, Petrohawk Energy Corporation (the “Company”) entered into a purchase agreement (the “ Purchase Agreement”) with Barclays Capital Inc., on behalf the initial purchasers named therein (the “Initial Purchasers”), in which the Company agreed to issue and sell $825,000,000 aggregate principal amount of the Company’s 7 1/4% Senior Notes due 2018 (the “2018 Notes”) to the Initial Purchasers at a purchase price of 100% of the principal amount of the 2018 Notes. The closing of the sale of the 2018 Notes occurred on August 17, 2010.

In connection with the sale of the 2018 Notes, the Company entered into a Registration Rights Agreement, dated August 17, 2010, among the Company and the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to conduct a registered exchange offer for the 2018 Notes or cause to become effective a shelf registration statement providing for the resale of the 2018 Notes. The Company is required to: (i) file an exchange offer registration statement (the “Registration Statement”) on or prior to 90 days after August 17, 2010, and (ii) use reasonable best efforts to cause such Registration Statement to become effective on or prior to 270 days after August 17, 2010. If the exchange offer is not consummated within 310 days after August 17, 2010, or upon the occurrence of certain other contingencies, the Company has agreed to file a shelf registration statement to cover resales of the 2018 Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the 2018 Notes. A copy of the Registration Rights Agreement is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Also in connection with the sale of the 2018 Notes, the Company entered into an Indenture governing the 2018 Notes, which is described in Item 2.03 below. The information in Item 2.03 of this report is incorporated herein by reference.

As previously announced, on August 3, 2010, the Company commenced a cash tender offer for any and all of the approximately $769 million aggregate principal amount outstanding of its 9 1/8% Senior Notes due 2013 (the “2013 Notes”) and a solicitation of consents to amend the indenture governing the 2013 Notes (the “2013 Notes Indenture”). On August 17, 2010, the Company announced that it had received the requisite consents to amend the 2013 Notes Indenture, and the Company entered into the Sixth Supplemental Indenture, dated August 17, 2010, with U.S. Bank National Association, as Trustee for the 2013 Notes. The Sixth Supplemental Indenture eliminated or made less restrictive the most restrictive covenants contained in the 2013 Notes Indenture, including those with respect to SEC reporting, incurrence of indebtedness, distributions to stockholders, creation of liens, assets sales, transactions with affiliates, business activities, change of control, payment of taxes and business combinations. The amendments contained in the Sixth Supplemental Indenture became effective on August 17, 2010 when the Company accepted and redeemed the tendered 2013 Notes, as discussed in Item 8.01 hereof. A copy of the Sixth Supplemental Indenture is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The 2018 Notes were issued pursuant to an indenture entered into on August 17, 2010 (the “Indenture”) with U.S. Bank National Association, as Trustee (the “Trustee”). The terms of the 2018 Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the ability of the Company and its subsidiaries that guarantee the 2018 Notes to pay dividends on, or redeem or repurchase, stock; make certain investment; incur additional debt or sell preferred stock; create liens, restrict dividend payments or other payments from subsidiaries to the Company; engage in consolidations and mergers or sell or transfer assets; engage in sale and leaseback transactions; engage in transactions with affiliates; and sell stock in its subsidiaries. The Indenture also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the 2018 Notes may declare all outstanding 2018 Notes to be due and payable immediately.

The Company will pay interest on the 2018 Notes on February 15 and August 15 of each year, beginning on February 15, 2011. The 2018 Notes will mature on August 15, 2018.

At any time prior to August 15, 2014, the Company may redeem the 2018 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date. The 2018 Notes will be redeemable, in whole or in part, on or after August 15, 2014 at redemption prices equal to the principal amount multiplied by the percentage set forth below, plus accrued and unpaid interest:

Year	Percentage
2014	103.625
2015	101.813
2016 and thereafter	100.000

Additionally, the Company may redeem up to 35% of the 2018 Notes on or prior to August 15, 2013 for a redemption price of 107.25% of the principal amount thereof, plus accrued and unpaid interest, utilizing net cash proceeds from certain equity offerings. In addition, upon a change of control of the Company, holders of the 2018 Notes will have the right to require the Company to repurchase all or any part of their 2018 Notes for cash at a price equal to 101% of the aggregate principal amount of the 2018 Notes repurchased, plus any accrued and unpaid interest.

The 2018 Notes are guaranteed on a senior secured basis by all of the Company’s existing wholly-owned subsidiaries and will be guaranteed on a senior secured basis by all of the Company’s future wholly-owned subsidiaries. The 2018 Notes will be the Company’s general unsecured senior obligations and will rank equally in right of payment with the Company’s other unsecured senior indebtedness and will rank ahead of the Company’s future subordinated debt. The 2018 Notes will be effectively subordinate to all of the Company’s secured debt to the extent of the assets securing such debt.

A copy of the Indenture governing the 2018 Notes is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The offering of the 2018 Notes was conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Rule 144(A) and Regulation S under the Securities Act.

Item 8.01	Other Events

On August 17, 2010, the Company announced that as of 5:00 p.m., New York City time, on August 16, 2010, tenders and consents had been received from holders of $652,740,000 in aggregate principal amount of the 2013 Notes, representing approximately 84.9% of the outstanding 2013 Notes. On August 17, 2010, the Company accepted the 2013 Notes that had been so tendered and utilized approximately $689,000,000 in net proceeds from the sale of the 2018 Notes to redeem such 2013 Notes. Approximately $115,985,000 in aggregate principal amount of 2013 Notes were not tendered.

On August 19, 2010, the Company elected to exercise its right under the 2013 Notes Indenture to redeem effective on September 20, 2010 (the “Redemption Date”) the remaining $115,985,000 aggregate principal amount of the outstanding 2013 Notes at a redemption price of 104.563% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest on the 2013 Notes redeemed to, but not including, the Redemption Date. Holders of the 2013 Notes will be paid the Redemption Price upon presentation and surrender of their 2013 Notes for redemption to the Trustee.

As a result of the early redemption of the 2013 Notes, the Company will incur charges of approximately $84.5 million in the third quarter of 2010. These charges will be recorded within Other income (expense) on the consolidated statement of operations.

Nothing contained herein shall constitute an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

4.1	Indenture, dated as of August 17, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.
4.2	Registration Rights Agreement, dated as of August 17, 2010, among the Company and Barclays Capital Inc., on behalf the initial purchasers named therein.
4.3	Sixth Supplemental Indenture, dated as of August 17, 2010 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: August 20, 2010	By:	/s/ C. BYRON CHARBONEAU
C. Byron Charboneau
Vice President—Chief Accounting Officer and Controller

INDEX TO EXHIBITS

4.1	Indenture, dated as of August 17, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.
4.2	Registration Rights Agreement, dated as of August 17, 2010, among the Company and Barclays Capital Inc., on behalf the initial purchasers named therein.
4.3	Sixth Supplemental Indenture, dated as of August 17, 2010 among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.